EXHIBIT 99.1

Midway’s Spring Valley Gold Project, Nevada Advances to Barrick’s
Development and Mine Site Exploration Groups

December 6, 2011

Denver, Colorado – Midway Gold Corp. ("Midway" or the "Company") (MDW:TSX-V; MDW:NYSE-AMEX) announces third quarter progress at its Spring Valley project based on information provided by Barrick Gold Exploration Inc. (“Barrick”), who is earning into the project.  Progress includes:

●	Continued drilling of gold intercepts outside of the present resource area.
●	Increased participation of Barrick’s Project Development group and Barrick’s Mine Site Exploration group.

To accommodate a planned increase in operations, Barrick has expanded the project office in Lovelock. Additionally, Barrick has initiated cultural and biological studies to support an environmental assessment for an expanded drilling area.

Ken Brunk, Midway’s President and COO said, “We are pleased to see good drill results that continue to expand our resources beyond the current resource area.  We are pleased to see that Barrick is now involving both the mine development and mine exploration groups in this project. We also want to thank the exploration group that had responsibility for the project for their effort and diligence in conducting their activities on the project prior to this transition.  Spring Valley is in the initial stages of transitioning from a pure exploration project to a mine development project. This is an important step in the making of a future mine.”

Widely spaced reconnaissance drilling south of the current resource continues to encounter gold over an area 1.5 km long by 0.5 km wide. New gold intercepts include 27 meters of 0.79 grams per tonne (gpt) gold in SV11-525, and 32 meters of 0.86 gpt gold in SV11-534. Higher grade intercepts included 6.1 meters of 6.86 gpt (including 1.5 meters of 21.91 gpt) gold in SV11-521, 6.1 meters of 4.97 gpt (including 1.5 meters of 18.89 gpt) gold in SV11-530 and 10.7 meters of 1.44 gpt (including 1.5 meters of 8.95 gpt) gold in SV11-532c. At the north end of the resource a new intercept of 65 meters of 0.86 gpt gold in SV11-513c was reported. Barrick’s 2011 drilling through the third quarter totals 33,610 feet in 29 reverse circulation (RC) holes, 3,450 feet of pre-collar RC in the upper levels of core holes, and 15,283 feet in 10 core holes. Final metallic screen assay results have been received for 8 holes, the remaining assay results are from preliminary fire assays.  Assays remain pending for an additional 15 holes. Core drilling was completed in September; RC drilling was completed in November.

Spring Valley is a large, porphyry-hosted gold system. A May, 2011 updated resource estimate reported 2.16 million ounces of gold in the combined Measured and Indicated categories at a cut-off grade of 0.14 gpt. There is an additional Inferred resource of 1.97 million ounces of gold at the same cut-off grade. The Measured resource is 0.93 million ounces contained within 59.0 million tonnes grading 0.49 gpt, the Indicated resource is 1.23 million ounces contained within 85.8 million tonnes grading 0.45 gpt, and the Inferred resource is contained within 103.9 million tonnes grading 0.59 gpt. The estimate was prepared for Midway by Gustavson Associates, LLC of Lakewood, Colorado (Midway press release dated May 2, 2011).

Significant New Drill Hole Gold Intercepts
Spring Valley Project, Nevada
(Calculated by Midway from data provided by Barrick)
Hole	From (m)	To (m)	Width (m)	Grade gpt
SV11-513c	53.3	56.4	3.0	0.96
	165.8	168.9	3.0	1.03
	272.8	275.2	2.4	1.03
	321.9	330.4	8.5	1.75
	342.0	351.7	9.8	1.17
	362.7	428.5	65.8	0.86
	455.7	465.4	9.8	1.47
	516.9	526.4	9.4	0.69
SV11-518	102.1	103.6	1.5	3.74
	423.7	288.0	1.5	7.95
	449.6	486.2	36.6	0.51
SV11-519	65.5	67.1	1.5	3.09
	193.5	195.1	1.5	3.15
	213.4	239.3	25.9	0.31
SV11-520	106.7	118.9	12.2	0.58
	164.6	169.2	4.6	1.58
	189.0	190.5	1.5	1.82
SV11-521	143.3	149.4	6.1	0.65
	170.7	176.8	6.1	6.86
includes			1.5	21.91
	216.4	219.5	3.0	0.82
	365.8	367.3	1.5	1.20
	495.3	501.4	6.1	0.96
	510.5	513.6	3.0	3.29
SV11-522c	no significant intercepts
SV11-523c	24.4	32.0	7.6	0.96
	additional assays pending
SV11-524c	166.4	167.9	1.5	0.82
SV11-525	179.8	207.3	27.4	0.79
	213.4	216.4	3.0	0.86
	224.0	228.6	4.6	0.48
	271.3	275.8	4.6	0.48
	344.4	345.9	1.5	0.79
	365.8	367.3	1.5	4.59
SV11-526	no significant intercepts

Hole	From (m)	To (m)	Width (m)	Grade gpt
SV11-527	no significant intercepts
SV11-528	67.1	68.6	1.5	0.79
SV11-529	no significant intercepts
SV11-530	125.0	132.6	7.6	0.34
	172.2	178.3	6.1	4.97
includes			1.5	18.89
	207.3	213.4	6.1	1.82
includes			1.5	5.90
	428.2	429.8	1.5	0.96
SV11-531	no significant intercepts
SV11-532c	85.3	96.0	10.7	1.44
includes			1.5	8.95
	additional assays pending
SV11-533	no significant intercepts
SV11-534	86.9	93.0	6.1	4.94
	246.9	249.9	3.0	0.38
	376.4	379.5	3.0	1.41
	400.8	432.8	32.0	0.86
includes	400.8	403.9	3.0	0.51
includes	413.0	423.7	10.7	1.51
includes	429.8	432.8	3.0	2.98
SV11-537	41.1	42.7	1.5	0.93
	additional assays pending
SV11-538c	no significant intercepts to 115m additional assays pending

SV11-539c	89.9	112.8	22.9	0.55
SV11-540	221.0	227.1	6.1	0.58
	295.7	297.2	1.5	1.85
SV11-541	114.3	115.8	1.5	1.06
	182.9	184.4	1.5	0.41
	219.5	221.0	1.5	0.34
SV11-542c	no significant intercepts to 91m additional assays pending

Hole	From (m)	To (m)	Width (m)	Grade gpt
SV11-543	117.3	118.9	1.5	1.51
	126.5	128.0	1.5	0.79
	152.4	153.9	1.5	0.79
	192.0	199.6	7.6	0.79
	257.6	259.1	1.5	8.50
SV11-547	88.4	91.4	3.0	0.82
	160.0	163.1	3.0	0.62
Reverse circulation drilling was conducted by Hard Rock Drilling of Elko, Nevada.  Core drilling was conducted by TonaTec Exploration of Mapleton, Utah.  Drill hole numbers ending with a "C" indicate core holes.  Samples were assayed by ALS-Chemex Labs, in Sparks, Nevada by 30-gram fire assays (FA) or 1000-gram metallic screen assays (MS). Results reported represent thickness along the trace of the drill hole and do not necessarily represent true thickness.

Spring Valley Project
Q3 2011 Drill Results
Red - gold intercepts
Blue - scattered gold
Nil
Assays pending
6 pending holes not shown
1 km
SV11-517
SV11-515
SV11-514
SV11-513c
SV11-518
Gold Resource
SV11-532c
SV11-525
SV11-530
SV11-521
SV11-543
Gold Trend
Gold Trend
Parcel acquired 2010
SV11-534
N

Barrick can earn a 60% interest in the project by completing work expenditures totaling US$30 million before December 31, 2013 under the terms of an agreement executed between Midway and Barrick

March 9, 2009. Barrick has informed Midway that it intends to conduct and fund the required program of US$7 million in 2011, resulting in cumulative expenditures of US$16 million by December 31, 2011.

Data reported to Midway by Barrick and disclosed in this press release have been reviewed for Midway by William S. Neal, (M.Sc., CPG), a “Qualified Person” as that term is defined in National Instrument 43-101.

ON BEHALF OF THE BOARD
“Kenneth A. Brunk”
Kenneth A. Brunk, President, COO and Director

About Midway Gold Corp.

Midway Gold Corp. is a precious metals company with a vision to explore, design, build, and operate gold mines in a manner accountable to all stakeholders while producing an acceptable return to its shareholders.  For more information about Midway, please visit our website at www.midwaygold.com or contact R.J. Smith, Vice President of Administration, at (877) 475-3642 (toll-free).

Neither the TSX Venture Exchange nor its Regulation Services Provider (as that term is defined in the policies of the TSX Venture Exchange) accepts responsibility for the adequacy or accuracy of this release.

This press release contains forward-looking statements about the Company and its business. Forward looking statements are statements that are not historical facts and include, but are not limited to, statements about the Company's intended work plans for the Spring Valley project and resource estimates. The forward-looking statements in this press release are subject to various risks, uncertainties and other factors that could cause the Company's actual results or achievements to differ materially from those expressed in or implied by forward looking statements. These risks, uncertainties and other factors include, without limitation, risks related to the timing and completion of the Company's intended work plans for the Spring Valley project, risks related to fluctuations in gold prices; uncertainties related to raising sufficient financing to fund the planned work in a timely manner and on acceptable terms; changes in planned work resulting from weather, logistical, technical or other factors; the possibility that results of work will not fulfill expectations and realize the perceived potential of the Company's properties; uncertainties involved in the interpretation of drilling results and other tests and the estimation of gold resources and reserves; the possibility that required permits may not be obtained on a timely manner or at all; the possibility that capital and operating costs may be higher than currently estimated and may preclude commercial development or render operations uneconomic; the possibility that the estimated recovery rates may not be achieved; risk of accidents, equipment breakdowns and labor disputes or other unanticipated difficulties or interruptions; the possibility of cost overruns or unanticipated expenses in the work program; and other factors identified in the Company's SEC filings and its filings with Canadian securities regulatory authorities. Forward-looking statements are based on the beliefs, opinions and expectations of the Company's management at the time they are made, and other than as required by applicable securities laws, the Company does not assume any obligation to update its forward-looking statements if those beliefs, opinions or expectations, or other circumstances, should change.

Cautionary note to U.S. investors concerning estimates of reserves and resources: This press release and the technical report referred to in this press release use the terms "resource", "reserve", "measured resources", "indicated resources" and "inferred resources", which are terms defined under Canadian National Instrument 43-101 and the Canadian Institute of Mining and Metallurgy Classification system. Estimates of mineral resources in this press release and in the technical report referred to in this press release have been prepared in accordance with NI 43-101 and such definitions differ from the definitions in U.S. Securities and Exchange Commission ("SEC") Industry Guide 7. Under SEC Industry Guide 7 standards, a "final" or "bankable" feasibility study is required to report reserves, the three-year historical average price is used in any reserve or cash flow analysis to designate reserves and the primary environmental analysis or report must be filed with the appropriate governmental authority. Mineral resources are not mineral reserves and do not have demonstrated economic viability. We advise investors that while those terms are recognized and required by Canadian regulations, the SEC does not recognize them. U.S. investors are cautioned not to assume that any part or all of mineral deposits in these categories will ever be converted into reserves as defined in the SEC's Guide 7. In addition, "inferred resources" have a great amount of uncertainty as to their existence, and great uncertainty as to their economic and legal feasibility. It cannot be assumed that all or any part of an inferred mineral resource will ever be upgraded to a higher category. Under Canadian rules, estimates of inferred mineral resources may not form the basis of feasibility or pre-feasibility studies, except in rare cases. U.S. investors are cautioned not to assume that part or all of an inferred resource exists, or is economically or legally minable. The SEC normally only permits issuers to report mineralization that does not constitute SEC Industry Guide 7 compliant "reserves" as in-place tonnage and grade without reference to unit measures. It cannot be assumed that all or any part of mineral deposits in any of the above categories will ever be upgraded to Guide 7 compliant reserves. Accordingly, disclosure in this press release and in the technical reports referred to in this press release may not be comparable to information from U.S. companies subject to the reporting and disclosure requirements of the SEC.